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                                  EXHIBIT 11

                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           (Dollars and Shares in thousands, except per share data)

                                                 September 30,  September 30,
                                                      2002           2001
                                                 -------------  -------------
Income from continuing operations                   $ 4,422       $  3,834
Loss from discontinued operations, net of tax             -           (766)
Loss on disposal, net of taxes                            -        (14,707)
                                                 -------------  -------------

Total loss from discontinued operations                   -        (15,473)
Cumulative change in accounting principle                 -        (40,433)
                                                 -------------  -------------
Net income                                          $ 4,422       $(52,072)
                                                 =============  =============

BASIC EARNINGS PER SHARE:
                                                 -------------  -------------
   Weighted average shares outstanding               14,368         14,343
                                                 =============  =============

Income per share from continuing operations         $  0.31       $   0.27
Loss per share from discontinued operations,
   net of tax                                             -          (1.08)
Loss per share from cumulative effect of
   change in accounting principle                         -          (2.82)
                                                 -------------  -------------
Net income per share                                $  0.31       $  (3.63)
                                                 =============  =============

DILUTED EARNINGS PER SHARE:

   Basic weighted average shares outstanding         14,368         14,343
   Convertible notes                                      -              -
   Dilutive stock options - based on treasury
      stock method using the average market price       297             30
                                                 -------------  -------------
Total shares                                         14,665         14,373
                                                 =============  =============

Income per share from continuing operations         $  0.30        $  0.27
Loss per share from discontinued operations,
   net of tax                                             -          (1.08)
Loss per share from cumulative effect of
   change in accounting principle                         -          (2.81)
                                                 -------------  -------------
Net income per share                                $  0.30        $ (3.62)
                                                 =============  =============

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